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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Arbor Drugs, Inc. on Form S-8 (File Nos. 33-11830, 33-54141, 33-56109,
33-39259, 33-13102) of our report dated September 29, 1995, on our audits of the consolidated financial statements and financial statement schedules of Arbor Drugs, Inc. and Subsidiaries as of July 31, 1995 and 1994, and for the years ended July 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.





/s/ Coopers & Lybrand L.L.P.
---------------------------------
Detroit, Michigan
October 23, 1995

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